                                                                    EXHIBIT 10.9

                                 STAY AGREEMENT

This Stay Agreement (the "Agreement") dated as of November __, 2000 between Coho Energy, Inc., a Texas corporation (the "Company") and _____________________ (the "Key Employee").

                                   WITNESSETH

         WHEREAS the Company has adopted a plan (the "Stay Plan") designed to ensure the retention of key personnel and to motivate them to manage the Company's business effectively;

         WHEREAS the Company has designated the Key Employee as a participant in the Stay Plan; provided that such designation may be revoked under certain circumstances as provided herein;

         NOW THEREFORE, the parties hereto hereby agree to follows:

         1. Stay Bonus,

         (a) Subject to all of the terms and conditions of this Agreement, the Company shall pay, or cause to be paid, to the Key Employee a lump sum in the amount of one year salary (the "Stay Bonus"), if the Key Employee continues to be employed by the Company or its Subsidiaries for a period (the "Stay Period") of not less than 180 days after consummation of a Change of Control, or, if there is a Specified Termination Event, as hereinafter defined, prior to the expiration of the Stay Period. The Stay Bonus shall be payable on the earlier of 10 days after the expiration of the Stay Period or if there is a Specified Termination Event prior to the expiration of the Stay Period, 10 days after the later of the Specified Termination Event or the Consummation Date.

         (b) All payments hereunder, to the extent required by law, will be made by the Company net of withholding, social security, Medicare and other similar taxes and levies.

         (c) In the event that the Key Employee is entitled to receive any payment pursuant to this Agreement and the Key Employee dies after such payment is due hereunder but before such payment is made, such payment shall be made to the Key Employee's beneficiary designated hereunder; provided that nothing contained in this paragraph is intended to increase any compensation or benefits provided to the Key Employee under this Agreement. At any time after the execution of this Agreement, the Key Employee may prepare, execute, and file with the Secretary of the Company a designation of beneficiary. The Key Employee shall thereafter be free to change beneficiary by filing a new designation of beneficiary with the Secretary of the Company. In the event the Key Employee fails to designate a beneficiary, following the death of the Key Employee all payments of the amounts specified by this Agreement which would have been paid to the Key Employee's designated beneficiary pursuant to this Agreement shall instead be paid to the Key Employee's spouse, if any, if she survives the Key

Employee or, if there is no spouse or she does not survive the Key Employee, to the Key Employee's estate.

         (d) This Agreement shall not constitute a guarantee of continuing employment.

         (e) Any termination of the Key Employee's employment by the Company or by the Key Employee (other than termination by reason of death) shall be communicated by written notice to the other party, which notice shall indicate the reason for such termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis therefor.

         (f) As used herein, the following terms shall have the following respective meanings:

                  "CAUSE" shall mean (i) the engaging by the Key Employee in willful misconduct that is injurious to the Company or its Subsidiaries (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries by the Key Employee or the conviction of the Key Employee of a felony or the entrance of a plea of guilty or nolo contendere by the Key Employee to a felony, or (iii) the willful failure or refusal by the Key Employee to substantially perform his duties or responsibilities that continues after being brought to the attention of the Key Employee (other than any such failure resulting from the Key Employee's incapacity due to Disability). For purposes of this paragraph, no act, or failure to act, on the Key Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                  Determination of Cause shall be made by the Compensation Committee in their sole discretion. Any such determination shall be final and binding on the Key Employee.

                  "CHANGE OF CONTROL" means (a) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company; (c) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their affiliates) hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (d) the acquisition by any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act (other than PPM America, Inc., Appaloosa Management LP, Oaktree Capital Management LLC, their respective affiliates or managed funds, or any group consisting of any of them), of more than fifty percent (50%) of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

                  "CONSUMMATION DATE" shall mean the date on which a Change of Control becomes effective.

                  "DISABILITY" shall mean the good faith determination of the Compensation Committee that the Key Employee has become physically or mentally disabled or incapacitated to the extent that he is unable to perform his duties hereunder, and that such disability or incapacity has continued for a period of ninety (90) consecutive days; provided, that in reaching its determination, the Compensation Committee shall consider medical evaluations by a physician selected by the Key Employee and a physician selected by the Company (if the Key Employee fails or refuses to submit to a medical examination, within thirty (30) days after the Company so requests, by a physician selected by the Company, then the conditions set forth in this definition shall be deemed to have been satisfied upon the expiration of such thirty (30) day period).

                  "GOOD REASON" shall mean, so long as the Key Employee has not been guilty of the conduct described in clause (i), (ii) or
                  (iii) of the definition of "Cause" herein, (i) a reduction in the Key Employee's base salary in effect immediately prior to the Effective Date, (ii) a material change in the terms of any incentive compensation or bonus plan in which the Key Employee participated immediately prior to the Effective Date if the effect thereof is to reduce the potential compensation to the Key Employee thereunder, unless in the case of clauses (i) or
                  (ii) above, the Key Employee agrees in writing such reduction of base salary or change in incentive compensation or bonus plan, or (iii) the relocation by the Company of the Key Employee's office to a location outside a 20 mile radius of Dallas, Texas.

                  "SPECIFIED TERMINATION EVENT" shall mean the termination of the Key Employee's employment (i) by the Company other than by reason of the Key Employee's death or Disability or for Cause, or (ii) by the Key Employee for Good Reason.

         2. Term.

         (a) Effective Date. This Agreement shall become effective on the date (the "Effective Date") of execution of this Agreement by the Company and the Key Employee.

         (b) Termination Date. The term of this Stay Agreement is until December 31, 2002 (the "Termination Date").

         3. Representations.

         (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company.

         (b) The Key Employee represents and warrants that he is not a party to any agreement or instrument that would prevent him from entering into or performing his duties in any way under this Agreement.

         4. Compensation Committee. The Compensation Committee of the Board of Directors of Coho Energy, Inc. ("Compensation Committee") shall be responsible for the administration and interpretation of this Agreement. Any provisions of this Agreement to the contrary notwithstanding, the Compensation Committee (i) may shorten the Stay Period with respect to the Key Employee or (ii) may revoke the Key Employee's designation as a participant in the Stay Bonus, without payment or penalty, at any time prior to the end of the Stay Period if, the Compensation Committee determine, in their sole discretion, that, the Key Employee has failed to continue to perform his duties in a diligent and proper manner throughout the Stay Period, or has taken any action which is inconsistent with his duty of loyalty and duty of care to the Company. Before reaching its determination under clause (ii) of the preceding sentence, the Compensation Committee shall give the Key Employee five (5) days prior notice and, if requested by the Key Employee, the opportunity to appear before the Compensation Committee within five (5) days after such notice is given. Any action to be taken by the Compensation Committee shall be taken by majority vote or action. The initial Compensation Committee shall be Ron Goldstein, Michael Salvati and Michael McGovern. Upon death or resignation of any member of the Compensation Committee, the remaining Compensation Committee then in office shall have the power to fill such vacancy.

         5. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Key Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth therein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

         6. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Key Employee and by a duly authorized representative of the Compensation Committee. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         7. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

                               To Key Employee at:


                               -------------------


                               To the Company at:

                               Coho Energy, Inc.
                               14785 Preston Road
                               Suite 860
                               Dallas, Texas 75240
                               Attn: President

         Any notice delivered personally or by courier under this Section 6 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

         8. Arbitration/Awards. Any claim or dispute arising out of this Agreement shall be submitted to binding arbitration in Dallas, Texas, pursuant to the commercial arbitration rules of the American Arbitration Association ("AAA"), with each party selecting one arbitrator from a list of qualified arbitrators submitted by the AAA, and those two arbitrators selecting a single qualified arbitrator who will arbitrate the matter. The arbitrators selected will be attorneys with at least five years of business law experience. The decision of the selected arbitrators shall be final and binding on both the Key Employee and the Company, without appeal, and any such decision may be entered and enforced as a final judgement or order through any Federal or state court within or outside of the United States. The Company agrees that in any such proceeding the Key Employee shall be entitled to recover pre-judgment interest on any amount awarded, together with reasonable attorney's fees and expenses but in no event shall the Key Employee be entitled to recovery of punitive or exemplary damages.

         9. Failure to Enforce and Waiver. The failure to insist upon strict compliance with any of the terms, convenants or conditions of this Agreement shall not be deemed by waiver of such terms, covenants or conditions, and the waiver or relinquishment of any right or power under this Agreement at any one or more times shall not be deemed a waiver or relinquishment or such right or power at any other time or times.

         10. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

         11. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws principles.

         13. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.



                                          -------------------------------------


                                          COHO ENERGY, INC.

                                     By:
                                          -------------------------------------
                                          Michael Y. McGovern
                                          President and Chief Executive Officer